UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
April 16, 2009
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On April 22, 2009, Local.com Corporation (the “Registrant”) filed a Form 8-K with the U. S. Securities and Exchange Commission (the “SEC”) reporting that the Registrant had entered into Amendment No. 4 (the “Fourth Amendment”) to that certain Yahoo! Publisher Network Agreement dated October 17, 2005, as amended by Amendment No. 1 dated as of December 8, 2005, Amendment No. 2 dated as of March 31, 2006 and Amendment No. 3 dated as of August 1, 2007 (collectively, “the Agreement”) with Yahoo! Inc, as successor-in-interest to Overture Services, Inc. The effective date of the Fourth Amendment was April 16, 2009. The Registrant attached a redacted version of the Fourth Amendment as an exhibit to the April 22, 2009, Form 8-K pursuant to a Confidential Treatment Request letter that the Registrant submitted to the SEC.
After filing the April 22, 2009, Form 8-K, the Registrant’s request for confidential treatment of portions of the Fourth Amendment was reviewed by the SEC. As a result, the Registrant has attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, the revised exhibit for the Fourth Amendment.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1	Amendment No. 4 to Yahoo! Publisher Network Agreement dated April 16, 2009 by and among the Registrant and Yahoo! Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: November 20, 2009	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Amendment No. 4 to Yahoo! Publisher Network Agreement dated April 16, 2009 by and among the Registrant and Yahoo! Inc.